Exhibit 99.1

FOR IMMEDIATE RELEASE

May 15, 2007

Contact:

Patrick M. Fox

Seneca Gaming Corporation

716-299-1100

Seneca Gaming Corporation Announces

Second Quarter 2007 Results

NIAGARA FALLS, NEW YORK – Seneca Gaming Corporation (“SGC”, or the “Company”) today reported its second quarter (“Second Quarter 2007”) and six-month financial results for the three months and six months ended March 31, 2007.  SGC is a wholly owned, tribally chartered corporation of the Seneca Nation of Indians (“Nation”) that operates all of the Nation’s Class III gaming operations in Western New York. SGC, through its wholly owned subsidiaries, Seneca Niagara Falls Gaming Corporation (“SNFGC”) and Seneca Territory Gaming Corporation (“STGC”), operates two casinos in Niagara Falls, New York (Niagara Territory) (“Seneca Niagara Casino and Hotel”) and Salamanca, New York (Allegany Territory) (“Seneca Allegany Casino and Hotel”), respectively.

Second Quarter Fiscal 2007 Financial Results Summary

Consolidated Results.  For the Second Quarter 2007 and for the three months ended March 31, 2006 (“Second Quarter 2006”), consolidated net revenues were $135.9 million and $129.3 million, respectively, an increase of $6.6 million, or 5%. This increase was primarily due to higher net gaming revenues of $6.5 million, or 5%, related to the favorable financial impact of the complete opening of our luxury hotel in Niagara Falls on March 31, 2006. SGC’s consolidated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) was $41.3 million for the Second Quarter 2007, compared to $46.3 million in the Second Quarter 2006, a decrease of $5.0 million, or 11%. The decrease in EBITDA reflects the impact of higher revenues offset by increased operating expenses for labor and benefits ($2.2 million), state slot exclusivity fees ($5.9 million), and pre-opening expenses ($4.0 million).  The increase in labor costs over the prior year is primarily due to additional employees to staff the luxury hotel and related amenities at Seneca Niagara Casino and Hotel. The increase in the state slot exclusivity fees is primarily due to an increase in the state’s rate from 18% to 22% effective January 1, 2007 ($4.6 million). The majority of the increase in pre-opening expenses relate to the development and construction of the Seneca Buffalo Creek Casino ($3.8 million in head lease payments).  Our Second Quarter 2007 results were also affected by inclement weather conditions during the quarter and the ongoing construction at Seneca Allegany Casino and Hotel in preparation of the opening of the 212 room hotel and related amenities on March 30, 2007.  SGC’s consolidated Adjusted EBITDA (EBITDA plus pre-opening expenses) was $47.2 million for the Second Quarter 2007 compared to $48.2 million for the Second Quarter 2006, or a decrease of $0.9 million, or 2%. Consolidated net income for the Second Quarter 2007 was $22.9 million compared to $32.1 million for the Second Quarter 2006, a decrease of $9.2 million, or 29%.

Seneca Niagara Casino and Hotel Revenues and EBITDA.  For the Second Quarter 2007, Seneca Niagara Casino and Hotel’s net gaming revenues were $92.4 million compared to $85.4 million in the Second Quarter 2006, an increase of $7.0 million, or 8%.  Total net revenues for the Second Quarter 2007 increased to $99.0 million from $91.8 million over the comparable prior year period, an increase of $7.2 million, or 8%.  Seneca Niagara Casino and Hotel generated EBITDA for the Second Quarter 2007 and Second Quarter 2006 of $38.6 million and $33.4 million, respectively, or an increase of $5.2 million, or 16%. Adjusted EBITDA for the Second Quarter 2007 was $38.6 million compared to $35.2 million for the Second Quarter 2006, an increase of $3.4 million, or 10%.

The overall net revenue increase at the Seneca Niagara Casino and Hotel is primarily attributable to an increase in net slot revenue, from $71.5 million in the Second Quarter 2006 to $79.5 million in the Second Quarter 2007, an increase of $8.0 million, or 11%.  Net table games revenue decreased $1.0 million, or 7% during the comparative periods, due to a decrease in overall table games hold percentage, from 17.7% for the Second Quarter 2006 to 15.4% for the Second Quarter 2007.

Seneca Allegany Casino and Hotel Revenues and EBITDA.  During the Second Quarter 2007 and 2006, Seneca Allegany Casino and Hotel had net gaming revenues of $35.4 million and $35.9 million, respectively, a decrease of $0.5 million, or 1%.  Total net revenues at Seneca Allegany Casino were $36.9 million for the Second Quarter 2007 and $37.4 million for the Second Quarter 2006, a decrease of $0.5 million, or 1%.  Seneca Allegany Casino and Hotel generated EBITDA for the Second Quarter 2007 and Second Quarter 2006 of $7.0 million and $13.3 million, respectively, or a decrease of $6.3 million, or

47%. Adjusted EBITDA for the Second Quarter 2007 was $9.2 million compared to $13.3 million for the Second Quarter 2006, a decrease of $4.1 million, or 31%.

The decrease in net revenue at Seneca Allegany Casino and Hotel was attributable to a $0.2 million decrease in net slot revenue and a $0.3 million decrease in net table games revenue, reflecting the effect of inclement weather during the Second Quarter 2007 as compared to the prior year period, as well as the construction disruption in preparation for the opening of the new resort hotel, restaurants and other amenities on March 30, 2007.

Brian Hansberry, Interim President and Chief Executive Officer of SGC, stated the following: “I am very pleased with the operating results at our Seneca Niagara Casino & Hotel. The operating performance continues to exceed our expectations. For the Second Quarter 2007, Seneca Niagara Casino and Hotel generated incremental EBITDA and Adjusted EBITDA of $5.2 million and $3.4 million, respectively, as compared to the comparable 2006 three-month period, despite the increase in the state slot exclusivity fees from 18% to 22% on January 1, 2007. The impact of this 4% increase was $3.3 million for the three months ending March 31, 2007 compared to the same period in 2006. Net revenue at our Seneca Allegany Casino for the Second Quarter 2007 was relatively flat with the comparable 2006 period and was affected by inclement weather conditions and by on-going construction disruption during the Second Quarter 2007, as we worked to open our 212 room hotel and restaurants, which we successfully opened on March 30, 2007. This significant investment by the Seneca Nation of Indians supports the new permanent gaming floor that was opened on December 28, 2006. The new Seneca Allegany Casino and Hotel complements our Niagara Casino and Hotel and continues to reflect the Nation’s commitment to providing a first class gaming experience to our patrons and investment in the economy of Western New York. This latest investment in our gaming operations allows us to further our focus on expanding the demographic and geographic profile of our gaming patrons, effectively address regional competition, and improve the operating performance at Seneca Allegany Casino and Hotel.”

Six Months Fiscal 2007 Financial Results Summary

Consolidated Results.  For the six months ended March 31, 2007 and 2006, consolidated net revenues were $276.1 million compared to $238.2 million, an increase of $37.9 million, or 16%. Net gaming revenues during the comparative periods also increased $34.9 million, from $224.8 million to $259.7 million, a 16% increase. Consolidated EBITDA was $91.1 million for the six months ended March 31, 2007 compared to $80.9 million for the six months ended March 31, 2006, an increase of $10.2 million, or 13%. Consolidated net income was $54.4 million for the six months ended March 31, 2007, a $1.0 million, or 2%, increase from the comparative period in 2006.  The increase in net income was primarily due to the increased EBITDA above, offset by increased pre-opening expenses ($5.7 million).

Seneca Niagara Casino and Hotel Revenues and EBITDA.  Seneca Niagara Casino and Hotel’s total net revenues were $202.2 million and $165.3 million for the six months ended March 31, 2007 and 2006, respectively, an increase of $36.9 million or 22%.  Net gaming revenues were $188.9 million and $155.0 million for the six months ended March 31, 2007 and 2006, respectively, an increase of $33.9 million or 22%.  The increase in net revenue was mainly due to a $30.1 million increase in net slot revenue.  Seneca Niagara Casino and Hotel generated EBITDA for the six months ended March 31, 2007 and 2006 of $81.1 million and $56.9 million, respectively, or an increase of 42%.  The EBITDA amount for the six months ended March 31, 2006 includes approximately $4.9 million of pre-opening costs related to the opening of the luxury hotel and gaming expansion. Adjusted EBITDA for the six months ended March 31, 2007 was $81.1 million compared to $61.8 million for the six months ended March 31, 2006, an increase of $19.3 million, or 31%.

Seneca Allegany Casino and Hotel Revenues and EBITDA.  For the six months ended March 31, 2007 and 2006, Seneca Allegany Casino and Hotel had net revenues of $73.8 million and $72.9 million, respectively, an increase of $0.9 million, or 1%.  Net gaming revenues for the same comparative periods were $70.8 million and $69.9 million, respectively, an increase of $0.9 million or 1%. EBITDA for the six months ended March 31, 2007 and 2006 were $18.2 million and $24.7 million, respectively, a decrease of $6.5 million or 26%.  Adjusted EBITDA for the six months ended March 31, 2007 was $21.2 million compared to $24.7 million for the six months ended March 31, 2006, a decrease of $3.5 million, or 14%.

Expansion Projects

During the Second Quarter 2007, SGC spent $45.9 million for construction costs and the purchase of property and equipment, including $27.5 million for the construction and equipping of the resort hotel at Seneca Allegany Casino, $1.1 million for the closeout of construction costs related to Seneca Niagara Casino and Hotel, and $1.2 million for the construction and equipping of the temporary casino at Seneca Buffalo Creek. The remaining balance of capital expenditures relates to other construction and equipment purchases for Seneca Allegany Casino and Hotel and Seneca Niagara Casino and Hotel.

The Seneca Allegany Casino resort hotel project is complete, and we opened the hotel, with its restaurants and other amenities, on March 30, 2007.  The estimated total cost to construct and equip the resort hotel is approximately $167.0 million.

Barry E. Snyder, Sr., Chairman of the SGC Board of Directors commented: “We are very excited and extremely proud of the completion of another successful project with the opening of our new 212-room resort hotel and related amenities on the Nation’s Allegany Territory on March 30, 2007. Seneca Allegany Casino and Hotel is the only full service Class III gaming and entertainment complex in its region and demonstrates the Seneca Nation of Indians’ commitment to providing a premier gaming and entertainment experience to our patrons while continuing our investment in the people and economy of Western New York.  Regarding our plans for our Buffalo Creek Casino, we are close to completing the construction and equipping of a temporary Class III gaming facility on our Buffalo Creek Territory. In spite of the existing legal challenges before us, we remain confident, but have no assurance, that these challenges will be resolved in our favor.  We plan to open the approximate 6,000 square foot temporary facility containing approximately 125 slot machines and a snack bar in the summer of 2007.”

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure, but is commonly used in the gaming industry as a measure of performance and basis for valuation of gaming companies. A reconciliation of net income to EBITDA is provided at the end of this press release.

SGC defines EBITDA as earnings before interest, taxes, depreciation and amortization. SGC defines Adjusted EBITDA as EBITDA plus pre-opening expense. SGC’s calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies and therefore comparisons of EBITDA and Adjusted EBITDA may be limited. EBITDA and Adjusted EBITDA should not be construed as a substitute for operating income or net income, as they are determined in accordance with generally accepted accounting principles.

Forward-Looking Statements

This earnings release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with references to SGC and its management, indicate forward looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in this earnings release, including, but not limited to our ability to complete our Seneca Allegany hotel expansion project within the referenced estimated cost range, our ability to construct and open our third casino in Erie County, the outcome of the Buffalo Creek litigation and its potential impact on our expansion plans and operations, our ability to expand the demographic and geographic profile of our gaming patrons, our ability to effectively address regional competition, and our ability to improve operating results at the Seneca Allegany Casino and Hotel. Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K. These Reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release.

Earnings Conference Call

The Chairman of the Board Barry E. Snyder, Sr. and Seneca Gaming Corporation senior management will host an earnings conference call for investors and other members of the financial community on May 21, 2007 at 11:30 AM EST. Interested parties may participate in this call by dialing 800-862-9098, pass code SENECA. A rebroadcast of this earnings conference call will be available for 14 days by dialing 800-925-9539, pass code SENECA.

Contact: Patrick M. Fox, Chief Financial Officer for additional information at 716-299-1100.

SENECA GAMING CORPORATION

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)  ($000’s omitted)

	March 31,	September 30,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$54,912	$78,195
Short-term investments	24,600	62,300
Receivables from affiliates	316	410
Other receivables, net	2,075	2,139
Inventories	3,504	2,734
Other current assets	7,527	6,268

Total current assets	92,934	152,046

Property and equipment, net	677,679	615,207
Restricted cash	14,579	25,800
Other long-term assets	60,096	47,323

Total assets	845,288	840,376

Liabilities and Shareholders’ Equity

Current liabilities:
Trade payables	6,193	4,939
Construction payables - SCMC	23,344	52,489
Distributions payable to Nation	24,000	24,000
Exclusivity fees payable	9,475	7,263
Accrued interest	15,104	15,104
Customer point liability	9,838	11,632
Accrued regulatory costs	18,759	14,700
Other current liabilities	23,853	26,271

Total current liabilities	130,566	156,398

Long-term debt	494,847	494,347

Total liabilities	625,413	650,745

Capital:
Retained earnings	219,875	189,631

Total liabilities and capital	$845,288	$840,376

SENECA GAMING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)  ($000’s omitted)

	Three Months Ended:		Six Months Ended:
	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006

Revenues:
Gaming	$138,404	$126,615	$279,677	$236,653
Food and beverage	12,759	12,559	26,028	22,345
Lodging	4,587	1,521	9,245	1,582
Retail, entertainment and other	4,352	4,852	9,597	9,513
Less: promotional allowances	(24,228)	(16,290)	(48,495)	(31,921)
	135,874	129,257	276,052	238,172

Expenses:
Gaming	36,440	32,859	69,421	60,899
Food and beverage	10,848	11,565	22,145	20,375
Lodging	2,229	1,388	4,596	1,492
Retail, entertainment and other	2,242	2,872	5,811	5,774
Advertising, general and administrative	36,871	32,423	72,129	63,848
Pre-opening costs	5,903	1,875	10,582	4,932
Depreciation and amortization	11,534	8,291	22,610	15,362

Total operating expenses	106,067	91,273	207,294	172,682

Operating income	29,807	37,984	68,758	65,490
Other non-operating expenses	—	—	(286)	—
Interest income	1,087	1,356	2,491	2,827
Interest expense	(7,959)	(7,214)	(16,522)	(14,906)

Net income	$22,935	$32,126	$54,441	$53,411

SENECA GAMING CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)  (‘000’s OMITTED)

	Six Months Ended:
	March 31,	March 31,
	2007	2006
Cash flows relating to operating activities:

Net income	$54,441	$53,411
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	22,610	15,362
Amortization of deferred financing costs and debt discount	1,615	1,585
Other	91	210
Change in operating assets and liabilities:
Current assets	(1,923)	(467)
Current liabilities	3,313	7,841

Net cash provided by operating activities	80,147	77,942

Cash flows relating to investing activites:
Purchases of property and equipment	(114,264)	(119,635)
Land acquisition costs	(15,250)	(15,946)
Drawdown/(payment) on letter of credit	11,221	(33,500)
Sales of investments, net	37,700	13,741

Net cash used in investing activities	(80,593)	(155,340)

Cash flows relating to financing activities:
Payment of deferred financing costs	—	(542)
Dividends paid to the Nation	(22,837)	(9,225)

Net cash used in financing activities	(22,837)	(9,767)

Net decrease in cash	(23,283)	(87,165)

Cash balances:
Beginning of period	78,195	142,467

End of period	$54,912	$55,302

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Three months ended March 31, 2007

(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income (loss)	$27,454	$3,674	$(4,287)	$(3,906)	$22,935
Depreciation	8,734	2,800	—	—	11,534
Interest, net	2,374	570	505	3,423	6,872

EBITDA	38,562	7,044	(3,782)	(483)	41,341
Pre-opening costs	—	2,121	3,782	—	5,903

Adjusted EBITDA	$38,562	$9,165	$—	$(483)	$47,244

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Three months ended March 31, 2006

(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income (loss)	$26,306	$9,804	$(249)	$(3,735)	$32,126
Depreciation	5,838	2,453	—	—	8,291
Interest, net	1,212	1,071	233	3,342	5,858

EBITDA	33,356	13,328	(16)	(393)	46,275
Pre-opening costs	1,859	—	16	—	1,875

Adjusted EBITDA	$35,215	$13,328	$—	$(393)	$48,150

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Six months ended March 31, 2007

(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income (loss)	$58,462	$11,694	$(8,374)	$(7,341)	$54,441
Depreciation	17,281	5,329	—	—	22,610
Interest, net	5,387	1,138	859	6,647	14,031

EBITDA	81,130	18,161	(7,515)	(694)	91,082
Pre-opening costs	2	3,061	7,519	—	10,582

Adjusted EBITDA	$81,132	$21,222	$4	$(694)	$101,664

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Six months ended March 31, 2006

(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income (loss)	$44,045	$17,347	$(542)	$(7,439)	$53,411
Depreciation	10,547	4,815	—	—	15,362
Interest, net	2,356	2,514	479	6,730	12,079

EBITDA	56,948	24,676	(63)	(709)	80,852
Pre-opening costs	4,864	—	68	—	4,932

Adjusted EBITDA	$61,812	$24,676	$5	$(709)	$85,784